Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-212191, 333-224812, 333-229580, 333-236819, 333-250032, 333-258368, 333-266593, 333-270025, 333-277403 and 333-285284) on Form S-8 and (No. 333-231794, 333-249889 and 333-258364) on Form S-3 of our report dated February 24, 2026, with respect to the consolidated financial statements of Twilio Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
February 24, 2026